Apollo Investment Corporation
Reports Financial Results for the Quarter Ended December 31, 2017

Fiscal Third Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.16 compared to $0.16 for the quarter ended September 30, 2017

•	Net asset value per share as of the end of the quarter was $6.60 compared to $6.72 as of September 30, 2017, a 1.8% decline

•
Three separate events occurred during the quarter which advanced our strategic repositioning, long-term earnings power, and book value stability, but had a combined $(0.09) loss per share. Excluding the three events below, NAV per share declined 0.5%

–
Redeemed higher cost debt (1) which reduced overall funding costs by approximately 42 basis points and should contribute approximately $0.02 per share per year to net investment income. The extinguishment of the debt resulted in ($0.03) loss per share during the quarter

–
Subsequent to quarter end, a significant portion of the Company’s first lien secured debt investment in Solarplicity Group Limited was repaid. (2) The repayment reduces non-core assets (3) by approximately $106.4 million to approximately $416 million or 19% of the portfolio, at fair value, reduces PIK income, and reduces average borrower exposure. The Company recorded a $(0.04) loss per share on its investment in Solarplicity Group during the December quarter

–
The Company recorded a $(0.06) loss per share on its oil hedge and a $0.03 unrealized gain per share on its oil and gas investment marks. The oil hedge is designed to protect against a significant decline in the price of oil. The net impact of these two items was a $(0.03) loss per share during the quarter

•
Continued to successfully execute portfolio repositioning strategy, including increasing core assets (4) to 74% of the portfolio as of the end of the quarter, at fair value. Since commencing our repositioning strategy in July 2016, funded approximately $1.1 billion into core strategies (5)

•	Net leverage (6) as of the end of the quarter was 0.62x, compared to 0.59x as of September 30, 2017 providing substantial investment capacity to further execute portfolio repositioning strategy

•	Declared a distribution of $0.15 per share

•
Repurchased 0.8 million shares of common stock for an aggregate cost of $4.6 million during the quarter and repurchased an additional 1.7 million shares for an aggregate cost of $10.0 million subsequent to quarter end (7)

New York, NY — February 7, 2018 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its third fiscal quarter ended December 31, 2017. The Company’s net investment income was $0.16 per share for the quarter ended December 31, 2017, compared to $0.16 per share for the quarter ended September 30, 2017. The Company’s net asset value (“NAV”) was $6.60 per share as of December 31, 2017, compared to $6.72 as of September 30, 2017.
On February 6, 2018, the Board of Directors declared a distribution of $0.15 per share, payable on April 12, 2018 to shareholders of record as of March 27, 2018.
Mr. James Zelter, Apollo Investment’s Chief Executive Officer, commented, “During the December quarter, we continued to successfully execute on our strategy by repositioning the portfolio into core assets and reducing our funding costs. The significant drivers of the decline in NAV for the quarter include 1) an unrealized mark-to-market loss our oil hedge which protects us against significant declines in the price of oil, partially offset by gains on our oil investment marks, 2) a realized loss associated with the redemption of higher cost debt which has a payback period of approximately one year, and 3) a loss on our investment in Solarplicity Group, among other factors. We are pleased to announce that subsequent to quarter end, we sold a majority of our investment in Solarplicity Group, a non-core asset that we had been actively seeking to exit, and whose exit we believe greatly enhances the quality of our portfolio and meaningfully reduced our non-core assets.” Mr. Zelter continued, “Additionally, we continued to actively repurchase stock below NAV during the quarter and have continued to do so in the March quarter. Since the inception of the stock repurchase program, we have repurchased approximately $119 million or 8.5% of shares outstanding through this shareholder friendly initiative.”

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(1)
On October 16, 2017, the Company redeemed $150 million of 6.625% senior unsecured notes due 2042. The Company recognized a realized loss on the extinguishment of debt of approximately $(5.8) million or $(0.03) per share during the three months ended December 31, 2017.

(2)
Subsequent to quarter end, a significant portion of the Company’s first lien secured debt investment in Solarplicity Group Limited was repaid at a price, slightly below the fair value as of December 31, 2017. The repayment reduced the Company’s exposure to Solarplicity Group Limited by approximately $106.4 million, assuming the same currency exchange rate as of December 31, 2017. Based on the fair value mark as of December 31, 2017 and including estimated escrowed amounts, the retained portion of the Company’s investment in Solarplicity Group Limited is approximately $16.4 million. In addition, the Company still holds its investments in Solarplicity UK Holdings Limited, which had a fair value of approximately $7.9 million as of December 31, 2017.

(3)	Non-core strategies include oil & gas, structured credit, renewables, shipping, and commodities.

(4)	Core strategies include corporate lending, aviation, life sciences, asset based and lender finance.

(5)	Excluding aviation.

(6)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(7)	Through February 6, 2018.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017		December 31, 2016
Total assets	$2.42		$2.45		$2.49		$2.41		$2.64
Investment portfolio (fair value)	$2.35		$2.36		$2.42		$2.32		$2.53
Debt outstanding	$0.88		$0.86		$0.92		$0.85		$1.03
Net assets	$1.44		$1.47		$1.48		$1.48		$1.51
Net asset value per share	$6.60		$6.72		$6.73		$6.74		$6.86

Debt-to-equity ratio	0.61	x	0.59	x	0.62	x	0.57	x	0.69	x
Net leverage ratio (1)	0.62	x	0.59	x	0.62	x	0.55	x	0.66	x
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(1)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended December 31,		Nine Months Ended December 31,
(in millions)*	2017	2016	2017	2016
Investments made in portfolio companies	$198.4	$201.3	$806.0	$451.7
Investments sold	(48.1)	(17.1)	(69.7)	(181.1)
Net activity before repaid investments	150.3	184.2	736.3	270.6
Investments repaid	(156.7)	(178.2)	(726.8)	(568.7)
Net investment activity	$(6.4)	$6.0	$9.5	$(298.1)

Portfolio companies at beginning of period	87	82	86	89
Number of new portfolio companies	8	13	31	24
Number of exited portfolio companies	(9)	(10)	(31)	(28)
Portfolio companies at end of period	86	85	86	85

Number of investments made in existing portfolio companies	12	8	19	21

____________________
* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended December 31,		Nine Months Ended December 31,
(in millions)*	2017	2016	2017	2016
Net Investment Income	$34.0	$36.4	$101.4	$112.0
Net Realized and Change in Unrealized Losses	(28.1)	(25.0)	(35.0)	(101.6)
Net Increase in Net Assets Resulting from Operations	$5.8	$11.3	$66.4	$10.3

(per share)*
Net Investment Income on Per Average Share Basis	$0.16	$0.17	$0.46	$0.50
Net realized and change in unrealized gain (loss) per share	$(0.13)	$(0.12)	$(0.16)	$(0.46)
Earnings Per Share	$0.03	$0.05	$0.30	$0.05
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* Totals may not foot due to rounding.

SHARE REPURCHASE PROGRAM
During the three months ended December 31, 2017, the Company repurchased 778,400 shares at a weighted average price per share of $5.97, inclusive of commissions, for a total cost of $4.6 million.
During the period from January 1, 2018 through February 6, 2018, the Company repurchased 1,732,158 shares at a weighted average price per share of $5.77, inclusive of commissions, for a total cost of $10.0 million.
Since the inception of the share repurchase program and through February 6, 2018, the Company repurchased 20,217,555 shares at a weighted average price per share of $5.88, inclusive of commissions, for a total cost of $119.0 million, leaving a maximum of $31.0 million available for future purchases under the current Board authorization of $150 million.

CONFERENCE CALL / WEBCAST AT 10:00 AM EST ON FEBRUARY 7, 2018
The Company will host a conference call on Wednesday, February 7, 2018 at 10:00 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #3669008 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Event Calendar in the Investor Relations section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through February 28, 2018 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID # 3669008. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Event Calendar in the Investor Relations section of the Company’s website at www.apolloic.com.
SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available on the Investor Relations section of the Company’s website at www.apolloic.com.

Our portfolio composition and weighted average yields as of December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, were as follows:

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Portfolio composition, at fair value:
Secured debt	81%	80%	77%	75%	69%
Unsecured debt	5%	5%	7%	7%	10%
Structured products and other	4%	5%	6%	7%	9%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	9%	9%	9%	10%	11%
Weighted average yields, at amortized cost (1):
Secured debt portfolio (2)	10.5%	10.3%	10.2%	10.2%	10.9%
Unsecured debt portfolio (2)	11.2%	11.2%	11.1%	11.1%	10.7%
Total debt portfolio (2)	10.5%	10.3%	10.3%	10.3%	10.9%
Total portfolio (3)	9.6%	9.7%	9.7%	8.7%	9.2%
Interest rate type, at fair value (4):
Fixed rate amount	$0.1 billion	$0.1 billion	$0.2 billion	$0.2 billion	$0.2 billion
Floating rate amount	$1.3 billion	$1.2 billion	$1.2 billion	$1.1 billion	$1.0 billion
Fixed rate, as percentage of total	8%	9%	14%	16%	16%
Floating rate, as percentage of total	92%	91%	86%	84%	84%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.1 billion	$0.1 billion	$0.2 billion	$0.2 billion	$0.2 billion
Floating rate amount	$1.2 billion	$1.2 billion	$1.1 billion	$1.0 billion	$1.0 billion
Fixed rate, as percentage of total	9%	9%	15%	17%	17%
Floating rate, as percentage of total	91%	91%	85%	83%	83%
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(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)
The interest type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share and per share data)

	December 31, 2017	March 31, 2017
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,494,104 and $1,510,980, respectively)	$1,474,318	$1,402,409
Non-controlled/affiliated investments (cost — $223,077 and $417,471, respectively)	195,484	239,050
Controlled investments (cost — $685,279 and $676,972, respectively)	682,760	675,249
Cash and cash equivalents	12,222	9,783
Foreign currencies (cost — $1,844 and $1,494, respectively)	1,876	1,497
Cash collateral on option contracts	5,547	—
Receivable for investments sold	1,604	40,226
Interest receivable	23,194	17,072
Dividends receivable	2,550	6,489
Deferred financing costs	14,806	17,632
Prepaid expenses and other assets	1,211	713
Total Assets	$2,415,572	$2,410,120

Liabilities
Debt	$875,165	$848,449
Payable for investments purchased	30,773	13,970
Distributions payable	32,738	32,954
Management and performance-based incentive fees payable	18,576	16,306
Interest payable	9,674	7,319
Accrued administrative services expense	2,393	2,250
Variation margin payable on option contracts	916	—
Other liabilities and accrued expenses	4,287	7,075
Total Liabilities	$974,522	$928,323

Net Assets	$1,441,050	$1,481,797

Net Assets
Common stock, $0.001 par value (400,000,000 shares authorized; 218,255,954 and 219,694,654 shares issued and outstanding, respectively)	$218	$220
Paid-in capital in excess of par	2,916,176	2,924,775
Accumulated underdistributed net investment income	91,031	88,134
Accumulated net realized loss	(1,515,575)	(1,277,625)
Net unrealized loss	(50,800)	(253,707)
Net Assets	$1,441,050	$1,481,797

Net Asset Value Per Share	$6.60	$6.74

APOLLO INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$38,350	$33,310	$116,519	$122,089
Dividend income	—	358	—	2,531
PIK interest income	1,752	3,361	5,926	5,331
Other income	1,487	936	5,264	2,984
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	—	257	114	718
Dividend income	392	4,609	2,461	12,312
PIK interest income	2,644	127	7,582	296
Other income	—	—	(306)	70
Controlled investments:
Interest income (excluding PIK interest income)	13,499	12,755	42,789	37,431
Dividend income	5,250	6,400	13,403	13,850
PIK interest income	1,379	5,958	4,046	15,954
Total Investment Income	$64,753	$68,071	$197,798	$213,566
Expenses
Management fees	$12,048	$12,978	$36,463	$40,679
Performance-based incentive fees	7,484	5,670	23,433	16,063
Interest and other debt expenses	12,433	14,473	40,479	45,704
Administrative services expense	1,693	1,599	5,061	5,767
Other general and administrative expenses	2,262	2,329	6,438	9,917
Total expenses	35,920	37,049	111,874	118,130
Management and performance-based incentive fees waived	(4,986)	(5,246)	(15,077)	(16,264)
Expense reimbursements	(148)	(84)	(444)	(253)
Net Expenses	$30,786	$31,719	$96,353	$101,613
Net Investment Income	$33,967	$36,352	$101,445	$111,953
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$443	$3,932	$(96,704)	$(36,195)
Non-controlled/affiliated investments	5,369	36,473	(141,472)	81,047
Controlled investments	—	(1,982)	—	(2,173)
Option contracts	(614)	—	(619)	—
Foreign currency transactions	16	749	6,635	2,014
Extinguishment of debt	(5,790)	—	(5,790)	—
Net realized gains (losses)	(576)	39,172	(237,950)	44,693
Net change in unrealized losses:
Non-controlled/non-affiliated investments	(12,502)	5,292	88,785	70,318
Non-controlled/affiliated investments	(6,391)	(53,882)	150,828	(183,676)
Controlled investments	4,988	(21,447)	(796)	(56,030)
Option contracts	(12,100)	(3,258)	(13,973)	(3,258)
Credit default swaps	—	(788)	—	(788)
Foreign currency translations	(1,553)	9,849	(21,937)	27,106
Net change in unrealized losses	(27,558)	(64,234)	202,907	(146,328)
Net Realized and Change in Unrealized Losses	$(28,134)	$(25,062)	$(35,043)	$(101,635)
Net Increase in Net Assets Resulting from Operations	$5,833	$11,290	$66,402	$10,318
Earnings Per Share	$0.03	$0.05	$0.30	$0.05

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
(212) 822-0625
ebesen@apollolp.com